Ron Hubbard
Vice President, Investor Relations
P: 615.269.8290
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE SECOND QUARTER

The Company is focused on its top priorities of capital allocation and operational momentum to accelerate FFO growth and improve dividend coverage.

CAPITAL ALLOCATION MOMENTUM
•Generated approximately $400 million of proceeds from JV and asset sale transactions through the second quarter
•Additional transactions under contract or LOI that are expected to increase proceeds to more than $1 billion, with the majority of these transactions occurring by the end of the third quarter
•Repurchased 18.5 million shares to date, totaling $294.5 million

OPERATIONAL MOMENTUM
•Delivered multi-tenant absorption of 183,000 square feet year-to-date, or 55 basis points, exceeding expectations for the first half of 2024
•Generated strong new leasing momentum with new leases of approximately 432,000 square feet, the fourth consecutive quarter above 400,000
•Improved tenant retention to 85.5%, compared to 84.8% in first quarter 2024 and 79.3% for full year 2023

NASHVILLE, Tennessee, August 2, 2024 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter ended June 30, 2024. Net (loss) income attributable to common stockholders for the three months ended June 30, 2024 was $(143.8) million, or $(0.39) per diluted common share. Normalized FFO per share totaled $0.38 for the three months ended June 30, 2024, and $0.39 excluding approximately $3.0 million of Steward revenue reserves.

CAPITAL ALLOCATION
•The Company generated approximately $400 million of proceeds from JV and asset sale transactions through the second quarter, which included the following:
◦$271 million from the previously disclosed KKR JV
◦$126 million from asset sales
•The Company has additional transactions under contract and letters of intent that are expected to increase proceeds to more than $1 billion, including the following:
◦Property contributions into the Company's existing KKR and Nuveen joint ventures expected to generate proceeds of approximately $400 million
◦Additional asset sales expected to generate proceeds of approximately $250 million
◦Expect majority of the transactions to occur in the third quarter.

HEALTHCAREREALTY.COM | PAGE 1 OF 8

•Year-to-date, the Company has repurchased 18.5 million shares totaling $294.5 million at an average price of $15.89 per share.

MULTI-TENANT OCCUPANCY AND ABSORPTION
•Multi-tenant sequential occupancy gains exceeded expectations provided in the February 2024 Investor Presentation as shown below:

2Q 2024 ACTUAL
Absorption (SF)	121,924
Change in occupancy (bps)	+ 37

•The multi-tenant portfolio leased percentage was 87.6% at June 30, which was 170 basis points greater than occupancy of 85.9%.
•Multi-tenant occupancy has increased by 112 basis points since third quarter of 2023. For the Legacy HTA properties, multi-tenant occupancy has increased by 172 basis points for the same period.
•An updated multi-tenant occupancy and NOI bridge can be found on page 5 of the Key Highlights Investor Presentation located on the Company's website.

LEASING
•Portfolio leasing activity that commenced in the second quarter totaled 1,301,000 square feet related to 369 leases:
◦934,000 square feet of renewals
◦367,000 square feet of new and expansion lease commencements
•The Company signed new leases totaling approximately 432,000 square feet in the quarter.

SAME STORE
•Same Store cash NOI for the second quarter increased 2.3% over the same quarter in the prior year, and 3.5% excluding Steward revenue reserves.
•Tenant retention for the second quarter was 85.5%
•Operating expense decreased 0.9% over the same quarter in the prior year
•Second quarter predictive growth measures in the Same Store portfolio include:
◦Average in-place rent increases of 2.8%
◦Future annual contractual increases of 3.1% for leases commencing in the quarter.
◦Weighted average MOB cash leasing spreads of 2.9% on 789,000 square feet renewed:
▪10% (<0% spread)
▪5% (0-3%)
▪61% (3-4%)
▪24% (>4%)

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 2 OF 8

BALANCE SHEET
•Net debt to adjusted EBITDA was 6.6 times as of June 30, 2024 and is expected to be approximately 6.4 times once additional joint ventures and dispositions are completed.
•In June 2024, the Company repaid $100 million of the $350 million Unsecured Term Loan and exercised its second option to extend the maturity date for one year to July 2025 for a fee of approximately $0.3 million.

DIVIDEND
•The Company is focused on its top priorities of capital allocation and operational momentum to accelerate earnings growth and improve dividend coverage.
•A dividend of $0.31 per share was paid in May 2024. A dividend of $0.31 per share will be paid on August 28, 2024 to stockholders and OP unitholders of record on August 12, 2024.

GUIDANCE
•The Company increased its 2024 Normalized FFO per share guidance as shown below:

	ACTUAL		EXPECTED 3Q 2024		EXPECTED 2024
	2Q 2024	YTD	LOW	HIGH	LOW	HIGH
Earnings per share	$(0.39)	$(1.22)	$(0.11)	$(0.10)	$(1.50)	$(1.40)
NAREIT FFO per share	$0.33	$0.03	$0.35	$0.36	$0.77	$0.82
Normalized FFO per share	$0.38	$0.77	$0.38	$0.39	$1.53	$1.58

•The Company's 2024 guidance range includes:
◦Activities outlined in the Components of Expected FFO on page 30 of the Supplemental Information
◦Completed share repurchases and expected debt repayment from JV and asset sale transactions. The partial-year net accretion is expected to be approximately $0.01 per share of normalized FFO in 2024
◦Seasonal utilities are expected to increase by approximately $2.0 million in the third quarter
◦Previously disclosed single-tenant vacate in the third quarter is expected to reduce rental revenue by $0.6 million in the third quarter and an additional $0.3 million in the fourth quarter
◦Steward Health rental income reduction of $3.6 million, comprised of $3.0 million of second quarter revenue reserves and loss of $0.6 million of straight-line rent income for the second through the fourth quarter
The 2024 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results vary from these assumptions, the Company's expectations may change.

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EARNINGS CALL
•On Friday, August 2, 2024, at 12:00 p.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
•Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
•Live Conference Call Access Details:
◦Domestic Toll-Free Number: +1 404-975-4839 access code 445920;
◦All Other Locations: +1 833-470-1428 access code 445920.
•Replay Information:
◦Domestic Toll-Free Number: +1 929-458-6194 access code 752070;
◦All Other Locations: +1 866-813-9403 access code 752070.

Healthcare Realty (NYSE: HR) is a real estate investment trust (REIT) that owns and operates medical outpatient buildings primarily located around market-leading hospital campuses. The Company selectively grows its portfolio through property acquisition and development. As the first and largest REIT to specialize in medical outpatient buildings, Healthcare Realty's portfolio includes nearly 700 properties totaling over 40 million square feet concentrated in 15 growth markets.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. In addition to the historical information contained within, this press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: the Company's expected results may not be achieved; failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; general adverse economic and local real estate conditions; changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in the Company’s proposed market areas; changes in accounting principles generally accepted in the US; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on the Company’s business, results of operations, cash flows and financial condition. Additional information concerning the Company and its business, including additional factors that could materially and adversely affect the Company’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2023 Annual Report on Form 10-K and in its other filings with the SEC.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 4 OF 8

Consolidated Balance Sheets
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Real estate properties
Land	$1,287,532	$1,342,895	$1,343,265	$1,387,821	$1,424,453
Buildings and improvements	10,436,218	10,902,835	10,881,373	11,004,195	11,188,821
Lease intangibles	764,730	816,303	836,302	890,273	922,029
Personal property	12,501	12,720	12,718	12,686	12,615
Investment in financing receivables, net	122,413	122,001	122,602	120,975	121,315
Financing lease right-of-use assets	81,401	81,805	82,209	82,613	83,016
Construction in progress	97,732	70,651	60,727	85,644	53,311
Land held for development	59,871	59,871	59,871	59,871	78,411
Total real estate investments	12,862,398	13,409,081	13,399,067	13,644,078	13,883,971
Less accumulated depreciation and amortization	(2,427,709)	(2,374,047)	(2,226,853)	(2,093,952)	(1,983,944)
Total real estate investments, net	10,434,689	11,035,034	11,172,214	11,550,126	11,900,027
Cash and cash equivalents [1]	137,773	26,172	25,699	24,668	35,904
Assets held for sale, net	34,530	30,968	8,834	57,638	151
Operating lease right-of-use assets	261,976	273,949	275,975	323,759	333,224
Investments in unconsolidated joint ventures	374,841	309,754	311,511	325,453	327,245
Other assets, net and goodwill	559,818	605,047	842,898	822,084	797,796
Total assets	$11,803,627	$12,280,924	$12,637,131	$13,103,728	$13,394,347

LIABILITIES AND STOCKHOLDERS' EQUITY
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Liabilities
Notes and bonds payable	$5,148,153	$5,108,279	$4,994,859	$5,227,413	$5,340,272
Accounts payable and accrued liabilities	195,884	163,172	211,994	204,947	196,147
Liabilities of properties held for sale	1,805	700	295	3,814	222
Operating lease liabilities	230,601	229,223	229,714	273,319	278,479
Financing lease liabilities	75,199	74,769	74,503	74,087	73,629
Other liabilities	177,293	197,763	202,984	211,365	219,694
Total liabilities	5,828,935	5,773,906	5,714,349	5,994,945	6,108,443

Redeemable non-controlling interests	3,875	3,880	3,868	3,195	2,487

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,643	3,815	3,810	3,809	3,808
Additional paid-in capital	9,340,028	9,609,530	9,602,592	9,597,629	9,595,033
Accumulated other comprehensive income (loss)	6,986	4,791	(10,741)	17,079	9,328
Cumulative net income attributable to common stockholders	574,178	717,958	1,028,794	1,069,327	1,137,171
Cumulative dividends	(4,037,693)	(3,920,199)	(3,801,793)	(3,684,144)	(3,565,941)
Total stockholders' equity	5,887,142	6,415,895	6,822,662	7,003,700	7,179,399
Non-controlling interest	83,675	87,243	96,252	101,888	104,018
Total Equity	5,970,817	6,503,138	6,918,914	7,105,588	7,283,417
Total liabilities and stockholders' equity	$11,803,627	$12,280,924	$12,637,131	$13,103,728	$13,394,347

12Q 2024 cash and cash equivalents includes $96.0 million of proceeds held in a cash escrow account from a portfolio disposition that closed on June 28, 2024 and was received by the Company on July 1, 2024.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 5 OF 8

Consolidated Statements of Income
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Revenues
Rental income [1]	$308,135	$318,076	$322,076	$333,335	$329,680
Interest income	3,865	4,538	4,422	4,264	4,233
Other operating	4,322	4,191	3,943	4,661	4,230
	316,322	326,805	330,441	342,260	338,143
Expenses
Property operating	117,719	121,078	121,362	131,639	125,395
General and administrative	14,002	14,787	14,609	13,396	15,464
Normalizing items [2]	—	—	(1,445)	—	(275)
Normalized general and administrative	14,002	14,787	13,164	13,396	15,189
Transaction costs	431	395	301	769	669
Merger-related costs	—	—	1,414	7,450	(15,670)
Depreciation and amortization	173,477	178,119	180,049	182,989	183,193
	305,629	314,379	317,735	336,243	309,051
Other income (expense)
Interest expense before merger-related fair value	(52,393)	(50,949)	(52,387)	(55,637)	(54,780)
Merger-related fair value adjustment	(10,064)	(10,105)	(10,800)	(10,667)	(10,554)
Interest expense	(62,457)	(61,054)	(63,187)	(66,304)	(65,334)
Gain on sales of real estate properties and other assets	38,338	22	20,573	48,811	7,156
Gain on extinguishment of debt	—	—	—	62	—
Impairment of real estate assets and credit loss reserves	(132,118)	(15,937)	(11,403)	(56,873)	(55,215)
Impairment of goodwill	—	(250,530)	—	—	—
Equity loss from unconsolidated joint ventures	(146)	(422)	(430)	(456)	(17)
Interest and other (expense) income, net	(248)	275	65	139	592
	(156,631)	(327,646)	(54,382)	(74,621)	(112,818)
Net (loss) income	$(145,938)	$(315,220)	$(41,676)	$(68,604)	$(83,726)
Net loss (income) attributable to non-controlling interests	2,158	4,384	1,143	760	967
Net (loss) income attributable to common stockholders	$(143,780)	$(310,836)	$(40,533)	$(67,844)	$(82,759)

Basic earnings per common share	$(0.39)	$(0.82)	$(0.11)	$(0.18)	$(0.22)
Diluted earnings per common share	$(0.39)	$(0.82)	$(0.11)	$(0.18)	$(0.22)

Weighted average common shares outstanding - basic	372,477	379,455	379,044	378,925	378,897
Weighted average common shares outstanding - diluted [3]	372,477	379,455	379,044	378,925	378,897

1Rental income was reduced by $3.0 million for Steward Health revenue reserves. This consisted of $2.2 million for April and prepetition rent for May as well as $0.8 million for March. In addition, the Company reversed $2.2 million of straight-line rent receivable against rental income.
24Q 2023 normalizing items include severance costs and 2Q 2023 includes non-routine legal costs.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount. As a result, the Company's OP totaling 3,657,682 units was not included.

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Reconciliation of FFO, Normalized FFO and FAD [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Net (loss) income attributable to common stockholders	$(143,780)	$(310,836)	$(40,533)	$(67,844)	$(82,759)
Net loss attributable to common stockholders/diluted share [3]	$(0.39)	$(0.82)	$(0.11)	$(0.18)	$(0.22)

Gain on sales of real estate assets	(33,431)	(22)	(20,573)	(48,811)	(7,156)
Impairments of real estate assets	120,917	15,937	11,403	56,873	55,215
Real estate depreciation and amortization	177,350	181,161	182,272	185,143	185,003
Non-controlling loss from partnership units	(2,077)	(4,278)	(491)	(841)	(1,027)
Unconsolidated JV depreciation and amortization	4,818	4,568	4,442	4,421	4,412
FFO adjustments	$267,577	$197,366	$177,053	$196,785	$236,447
FFO adjustments per common share - diluted	$0.71	$0.51	$0.46	$0.51	$0.62
FFO	$123,797	$(113,470)	$136,520	$128,941	$153,688
FFO per common share - diluted [4]	$0.33	$(0.30)	$0.36	$0.34	$0.40

Transaction costs	431	395	301	769	669
Merger-related costs	—	—	1,414	7,450	(15,670)
Lease intangible amortization	129	175	261	213	240
Non-routine legal costs/forfeited earnest money received	465	—	(100)	—	275
Debt financing costs	—	—	—	(62)	—
Severance costs	—	—	1,445	—	—
Credit losses and gains on other assets, net [5]	8,525	—	—	—	—
Impairment of goodwill	—	250,530	—	—	—
Merger-related fair value adjustment	10,064	10,105	10,800	10,667	10,554
Unconsolidated JV normalizing items [6]	89	87	89	90	93
Normalized FFO adjustments	$19,703	$261,292	$14,210	$19,127	$(3,839)
Normalized FFO adjustments per common share - diluted	$0.05	$0.68	$0.04	$0.05	$(0.01)
Normalized FFO	$143,500	$147,822	$150,730	$148,068	$149,849
Normalized FFO per common share - diluted	$0.38	$0.39	$0.39	$0.39	$0.39

Non-real estate depreciation and amortization	313	485	685	475	802
Non-cash interest amortization, net [7]	1,267	1,277	1,265	1,402	1,618
Rent reserves, net [8]	1,261	(151)	1,404	442	(54)
Straight-line rent income, net	(6,799)	(7,633)	(7,872)	(8,470)	(8,005)
Stock-based compensation	3,383	3,562	3,566	2,556	3,924
Unconsolidated JV non-cash items [9]	(148)	(122)	(206)	(231)	(316)
Normalized FFO adjusted for non-cash items	142,777	145,240	149,572	144,242	147,818
2nd generation TI	(12,287)	(20,204)	(18,715)	(21,248)	(17,236)
Leasing commissions paid	(10,012)	(15,215)	(14,978)	(8,907)	(5,493)
Building capital	(12,835)	(5,363)	(17,393)	(14,354)	(8,649)
Total maintenance capex	(35,134)	(40,782)	(51,086)	(44,509)	(31,378)
FAD	$107,643	$104,458	$98,486	$99,733	$116,440
Quarterly/annual dividends	$118,627	$119,541	$118,897	$119,456	$119,444
FFO wtd avg common shares outstanding - diluted [10]	376,556	383,413	383,326	383,428	383,409

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount.
4For 1Q 2024, basic weighted average common shares outstanding was the denominator used in the per share calculation.
5Comprised of $11.2 million of credit loss reserves and $2.2 million write-off of prior period Steward Health straight-line rent, offset by $4.9 million gain on other assets.
6Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
7Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
82Q 2024 includes $0.8 million related to the Steward Health revenue reserve for March.
9Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
10The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 420,687 for the three months ended June 30, 2024. Also includes the diluted impact of 3,657,682 OP units outstanding.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and rent reserves, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction for such properties through the application of additional resources including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures.
Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed or redeveloped properties will be included in the same store pool eight full quarters after substantial completion.

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